Exhibit 23

[MANTYLA MCREYNOLDS,
5872 SOUTH 900 EAST, SUITE 250
SALT LAKE CITY, UTAH 84121]








We hereby consent to the use of our audit report of A-Z South State Corporation dated December 13, 2000 for the nine month and one month periods ended September 30, 2000 and December 31, 1999 in the Form SB-2.




/s/  Mantyla McReynolds
-------------------------------
Mantyla McReynolds


December 21, 2000
Salt Lake City, Utah











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